Exhibit 10.5

VANGUARD NATURAL RESOURCES, LLC
LONG-TERM INCENTIVE PLAN

PHANTOM UNIT AWARD AGREEMENT

To: __________________	Date of Grant: ___________	Number of Units: _________
THIS PHANTOM UNIT AWARD AGREEMENT (the “Agreement”) is made as of _____________ between Vanguard Natural Resources, LLC (the “Company”), and(“Executive”), pursuant to the terms and conditions of the Vanguard Natural Resources, LLC Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), and that certain Amended and Restated Employment Agreement between Executive and the Company dated January 1, 2016, as the same may be amended from time to time (the “Employment Agreement”). A copy of the Plan has been furnished to Executive, which shall be deemed a part of this Agreement as if fully set forth herein. By the execution of this Agreement, Executive acknowledges receipt of a copy of the Plan. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Plan to encourage and enable certain employees and consultants of the Company to acquire awards, the value of which is tied to the performance of the common units (the “Units”) of the Company, thus providing such individuals with a more direct concern in the welfare of the Company and assuring a closer identification of their interests with those of the Company; and

WHEREAS, Executive is one of such eligible employees.

NOW THEREFORE, the parties agree as follows:

1.    Phantom Unit Awards with Distribution Equivalent Rights (“DERs). The Company hereby grants to Executive this award (the “Award”), effective as of _________ (the “Date of Grant”), in accordance with the terms and conditions set forth herein and in the Plan, which award provides the right to receive ________________ “phantom units,” as such term is defined in the Plan (the “Phantom Units”). This Award also includes a tandem DER grant with respect to each Phantom Unit that is the subject of this Award. Upon issuance of this Award, the Executive shall be entitled to receive fifty percent (50%) of any DER’s payable in cash by the Company. The Company shall establish a DER bookkeeping account (“DER Account”) for Executive with respect to each Phantom Unit described in Section 1, and such DER Account shall be credited with an amount equal to fifty percent (50%) of any cash distributions made by the Company with respect to a Unit during the period such Phantom Unit is outstanding (i.e., for the period beginning on the Date of Grant and ending on the date such Phantom Unit is settled or forfeited, as applicable). The Award is specifically made subject to the execution by Executive of this Agreement.
2.    Vesting of Phantom Units and DER Accounts.
(a)    Vesting of Phantom Units. Subject to the earlier expiration of this Award as herein provided, this Award may be settled in accordance with the provisions of this Agreement, pursuant to the following vesting schedule, provided Executive has continuously provided services to the Company, without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date	Percentage of Phantom Units That Become Vested
_____________	33-1/3%
_____________	66-2/3%
_____________	100%

Phantom Units that become vested pursuant to the schedule set forth above are referred to herein as “Vested Units.” Phantom Units that have not vested pursuant to the schedule set forth above are referred to herein as “Unvested Units.” Notwithstanding anything to the contrary in the foregoing, in the event that Executive’s employment is terminated, the following terms shall apply:
(i)    Termination of Employment for Cause. In the event Executive’s employment is terminated for Cause (as such term is defined in the Employment Agreement), all Unvested Phantom Units that have not been settled (including any amounts in Executive’s DER Account that have not been paid) as of the date of such termination shall be forfeited.
(ii)    Termination of Employment for Other Than Cause, or by Executive for Good Reason. In the event the Company terminates Executive’s employment for any reason other than for Cause, or Executive voluntarily resigns for Good Reason (as such term is defined in the Employment Agreement), all Unvested Units shall immediately become Vested Units, and thereafter this Award may be settled pursuant to Section 4 below (but treating the date of Executive’s “separation from service” (within the meaning of Treasury Regulation §1.409A-1(h)(1)) as the Vesting Date referenced therein) with respect to the number of Vested Units held by Executive.
(iii)    Termination of Employment by Reason of Death or Disability. For purposes of this Award, termination by reason of Executive’s death or Disability (as such term is defined in the Employment Agreement) shall be deemed to be a termination pursuant to Section 2(a)(ii) above.

(iv)    Other Termination of Employment. In the event Executive’s employment is terminated for any reason other than a termination of employment described in clauses (i), (ii), or (iii) of this Section 2(a) prior to the Unvested Units becoming Vested Units, the Unvested Units shall be forfeited.
(v)    Change of Control. Upon the occurrence of a Change of Control, all Unvested Units shall immediately become Vested Units, and thereafter this Award may be settled pursuant to Section 3 below (but treating the date of the occurrence of the Change in Control as the Vesting Date referenced therein) with respect to the number of Vested Units held by Executive.
(b)    Vesting of DER Accounts. Upon the vesting of a Phantom Unit pursuant to Section 2(a) above, the amount credited to Executive’s tandem DER Account with respect to such Phantom Unit shall also vest, and thereafter, such amounts may be settled pursuant to Section 3 below. If a Phantom Unit is forfeited, the amount credited to Executive’s tandem DER Account with respect to such forfeited Phantom Unit shall be forfeited at the same time.
3.    Settlement of Phantom Units and DERs.
(a)    Settlement of Phantom Units. Subject to Section 9, the Vested Units shall be settled by the Company upon or as reasonably practical (but in no event later than 10 days) following the applicable Vesting Date, with such payment date as determined in the sole discretion of the Company, and in no event may Executive directly or indirectly designate the taxable year of payment. The Vested Units will be settled through the delivery of a number of Units equal to the number of such Vested Units, or an amount of cash equal to the Fair Market Value of a Unit on the Vesting Date to be paid in a single lump sum payment, as determined by the Committee in its discretion.
(b)    Settlement of DERs. Subject to Section 9, coincident with the settlement of a Vested Unit, the Company shall pay Executive an amount of cash equal to the amount credited to Executive’s DER Account maintained with respect to such Vested Unit. Furthermore, upon such settlement of Executive’s Vested Units and DER Account, further DER accrual for such Vested Units will be cancelled and terminated with respect to future distributions for any record date on or after the date of such settlement of the Vested Units.
(c)    Procedures. Settlement of Phantom Units and tandem DERs shall be subject to and pursuant to rules and procedures established by the Committee in its sole discretion.
4.    Transferability and Assignment. This Agreement and the Phantom Units and tandem DERs granted hereunder will not be transferable by Executive other than by will or the laws of descent and distribution. Any attempt by Executive to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.
5.    Recapitalization or Reorganization.

(a)    Existence of Plan and Award. The existence of the Plan and the Award shall not affect in any way the right or power of the Board or the members of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Units or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange, or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)    Subdivision or Consolidation of Units. The terms of this Award shall be subject to adjustment from time to time, in accordance with the following provisions:
(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a unit split, by the issuance of a dividend on Units payable in Units, or otherwise) the number of shares of Units then outstanding into a greater number of shares of Units, then the number of shares of Phantom Units specified in Section 1 above shall be increased proportionately.
(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse unit split, or otherwise) the number of shares of Units then outstanding into a lesser number of shares of Units, the number of shares of Phantom Units specified in Section 1 above shall be decreased proportionately.
(iii)    Whenever the number of shares of Units subject to this Award are required to be adjusted as provided in this Section 5(b), the Committee shall promptly prepare and deliver to Executive a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of shares of Phantom Units specified in Section 1 above after giving effect to the adjustments. The Committee shall promptly give Executive such a notice.
(iv)    Adjustments under Sections 5(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.
6.    No Multiple Payments. Settlement of the Phantom Units shall not occur under more than one provision of this Agreement.
7.    Information Confidential. As partial consideration for the granting of the Phantom Units hereunder, Executive hereby agrees with the Company that Executive will keep confidential all information and knowledge that Executive has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to Executive’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to Executive, as a factor militating against the advisability of granting any such future award to Executive.

8.    No Right to Continued Employment. This Agreement shall not be construed to confer upon Executive any right to continue as an employee of the Company. Any question as to whether there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or the Board, and its determination shall be final and binding.
9.    Payment of Taxes. The Company may from time to time, in its discretion, require Executive to pay the Company the amount that the Company deems necessary to satisfy the Company’s current or future obligation to withhold federal, state, or local income or other taxes incurred by Executive as a result of the Award. With respect to any required tax withholding, (a) the Company may withhold from the cash payment to be paid to Executive the amount (or from any Unit settlement, the number of Units) necessary to satisfy the Company’s obligation to withhold taxes, (b) with the Company’s consent, Executive may deliver sufficient cash to the Company to satisfy its tax withholding obligations, or (c) the withholding obligations may be met by any such other arrangement that is acceptable to the Company and Executive. In the event that the Company subsequently determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then Executive shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.
10.    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan, and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon Executive and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
11.    Unfunded Arrangement. This Agreement and the Plan shall not give Executive any security or other interest in any assets of the Company; rather Executive’s right to the Award is that of a general unsecured creditor of the Company.
12.    No Liability for Good Faith Determinations. The Company, the Committee, and the members of the Board shall not be liable for any act, omission, or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.
13.    No Guarantee of Interests. The Company, the Committee, and the members of the Board do not guarantee the Units from loss or depreciation.
14.    Company Records. Records of the Company regarding Executive’s period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder unless determined by the Company to be incorrect.
15.    Company Action. Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.
16.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
17.    Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.
18.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice.
19.    Successors. This Agreement shall be binding upon Executive, Executive’s legal representatives, heirs, legatees, and distributees and upon the Company and its successors and assigns.
20.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
21.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without regard to choice of law provisions thereunder, except to the extent Delaware law is preempted by federal law.
22.    Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
23.    Amendment. This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may decrease Executive’s rights inherent in this Agreement prior to such amendment without Executive’s express written consent. Notwithstanding the provisions of this Section 23, this Agreement may be amended by the Committee, without the consent of Executive, to the extent necessary to comply with applicable laws and regulations (including, without limitation, the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any SEC rule) and to conform the provisions of this Agreement to any changes thereto or to settle the Award pursuant to all applicable provisions of the Plan.
24.    Nonqualified Deferred Compensation Rules. In the event this Award fails to meet the limitations, requirements or exemptions of or from section 409A of the Code, or the laws, rules, and regulations promulgated in connection with section 409A of the Code, then this Award shall be modified by the Committee, in its sole discretion, to the limited extent necessary to satisfy such nonqualified deferred compensation rules.
25.    Insider Trading Policy. The terms of the Company’s insider trading policy with respect to Units are incorporated herein by reference.

Exhibit 10.5

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of ____________.

VANGUARD NATURAL RESOURCES, LLC
By:    _________________________________

Name:    _________________________________

Title:    _________________________________

EXECUTIVE
________________________________________